Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned director constitutes and appoints James L. Wainscott, Roger K. Newport and David C. Horn her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for her and in her name, place and stead, in any and all capacities, to sign for her and in her name and capacity indicated below, any and all amendments to this Registration Statement, including post-effective amendments and any related registration statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing required and necessary to be done, as fully to all intents and purposes as she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of he or his substitutes, could lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following director as of September 8, 2014.

Signature	Title

/s/ Sheri H. Edison	Director
Sheri H. Edison